SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 6, 2018 (May 24, 2018)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #350

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 24, 2018, the board of directors of Red Lion Hotels Corporation (the “Company”) appointed Gary L. Sims as its Executive Vice President, Chief Operating Officer. We expect Mr. Sims’ employment to begin on June 25, 2018.

Sims joins the Company from Omni La Costa Resort & Spa in southern California, where he served since October 2015 as managing director of the 650-room luxury golf resort with two 18-hole golf courses, 40,000 square foot spa, 17 court tennis center and 120,000 square feet of meeting space. He led all operations and strategy for the resort, driving incremental revenue and exceptional service.

Prior to Omni La Costa Resort & Spa, Sims served as senior vice president of operations for Pyramid Hotel Group since May 2013. There, he oversaw 12 hotels and resorts across the United States and Caribbean, providing operational support, owner relations, capital planning, sales and marketing.

Sims also served from July 2012 to May 2013 as area managing director, Las Vegas for Hilton Hotels Worldwide. In his role, he was directly responsible for all Hilton managed properties in Las Vegas consisting of five properties and 3,800 rooms. From October 2010 to July 2012, he managed the La Quinta Resort and PGA West, an 800 room Resort in La Quinta California. Sims has additionally held senior positions at Nikki Beach Hotels and Resorts and Starwood Hotels and Resorts, working in brand development and negotiating management and franchise agreements throughout the world.

There are no arrangements or understandings between Mr. Sims and any other persons pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 25, 2018, we entered into a letter agreement with Mr. Sims under which he will be employed by us on an at-will basis, and which contains the following terms regarding his compensation:

Mr. Sims is entitled to an annual base salary of $350,000, and is eligible to participate in our executive officer bonus plan, with an initial target bonus for 2018 equal to 60% of his base salary, prorated for the portion of the year he is employed by the Company. Mr. Sims is also eligible to receive an annual grant of equity under our 2015 Stock Incentive Plan in the discretion of our Compensation Committee. Such equity grant would be equal in value to 80% of Mr. Sims’ annual base salary, a portion of which would be in the form of restricted stock units (RSUs) that will vest annually in equal tranches of 25% on each of the four anniversaries of the grant date, and the balance of which would be issued in the form of performance stock units (“PSUs”) that will vest in accordance with performance metrics to be determined by the Compensation Committee in its sole discretion and consistent with the terms and conditions of

PSUs issued to the Company’s other executive officers. In addition, he will receive upon his start date a grant of 88,000 RSUs vesting 25% on each of the first four anniversaries of issuance. Any such vested RSUs shall be settled exclusively in the common stock of the Company.

Mr. Sims will receive reimbursement of approved relocation costs. In the event Mr. Sims voluntarily terminates his employment prior to the first anniversary of his start date, he is required to reimburse the Company for the full amount of the relocation costs.

Mr. Sims will be eligible to participate in the employee benefits programs that are available to any newly hired executive vice president, as well as other benefits that are subsequently added for executive vice presidents for which he is qualified as an executive officer of the Company.

Mr. Sims is also entitled to certain severance benefits if his employment is terminated by the Company. If the Company terminates Mr. Sims at any time without cause, he will be entitled to receive a lump-sum severance payment equal to one-half of his base annual salary for the year in which the termination occurs.

If the Company experiences of change of control during Mr. Sims’ employment, and there is a constructive termination of Mr. Sims’ employment without cause within twelve months after such change of control, then:

•	Mr. Sims will receive a lump-sum severance payment equal to his base annual salary for the year in which the termination occurs plus an amount equal to the prorated value of his target annual bonus for the year in which the termination occurs;

•	The Company will accelerate vesting on any portion of any equity grant previously made to Mr. Sims under our 2015 Stock Incentive Plan, or any successor plan, that would otherwise have vested after the date of the constructive termination; and

•	all restrictions on restricted stock previously granted to Mr. Sims will terminate, and any restricted stock awarded but not yet issued to him (other than performance based shares where performance has not been met) will be promptly issued.

The term “cause” means (i) Mr. Sims’ willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations, after notice and opportunity to cure; (ii) any willful and intentional act by Mr. Sims involving fraud, theft, embezzlement or dishonesty affecting our company; or (iii) Mr. Sims’ conviction of (or a plea of nolo contendere to) an offense that is a felony in the jurisdiction involved.

The term “change of control” means the occurrence of any one of the following events: any merger or consolidation involving the acquisition of 50% or more of the combined voting power of our outstanding securities by a “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act of 1934), adoption of a sale or liquidation plan of substantially all of our assets or other similar transaction or series of transactions involving our company, or the acquisition of 50% or more of the combined voting power of our outstanding securities by a person or group.

A “constructive termination” will be deemed to occur if we terminate Mr. Sims’ employment without cause or if Mr. Sims voluntarily elects to terminate his employment within thirty days after any of the following events occur without his consent: (i) there is a significant reduction in the overall scope of his duties, authorities and responsibilities or (ii) there is a reduction of more than 20% of Mr. Sims’ base salary or target bonus (other than any such reduction consistent with a general reduction of pay across our company’s or its successor’s executive staff as a group, as an economic or strategic measure due to poor financial performance by our company).

A copy of Mr. Sims’ Employment Offer Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Employment Offer Letter is not complete and is qualified in its entirety by reference to such exhibit.

A copy of the June 5, 2018 press release announcing the appointment of Mr. Sims is included as Exhibit 99.1 to this report. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Employment Offer Letter of Gary L. Sims effective as of May 25, 2018

99.1	Press Release dated June 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: June 6, 2018	By:	/s/ Douglas L. Ludwig
Douglas L. Ludwig
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)